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                                  EXHIBIT 23.2

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            [LETTERHEAD OF CASTAING, HUSSEY, LOLAN & DAUTERIVE, LLP]



                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
IBERIABANK Corporation
New Iberia, Louisiana 70560-6301

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000 on our audits of the consolidated statements of financial condition of IBERIABANK Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999, which report is included in the IBERIABANK Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.

/s/ Castaing, Hussey, Lolan & Dauterive, LLP
Castaing, Hussey, Lolan & Dauterive, LLP

New Iberia, Louisiana
July 13, 2000